Exhibit 99.1

PRESS ANNOUNCEMENT

Date:	August 26, 2011

Contact:	James H. Nicholson Chief Financial Officer 440-248-7171

PVF Capital Corp. Announces Fiscal 2011 Fourth-Quarter and Full-Year Results, Continues Turnaround Progress

•	Nonperforming assets declined 3.8% from the third quarter and 25.0% during the past year

•	Net interest margin of 2.95% expands 37 basis points from the third quarter and 40 basis points from a year ago

•	Company continues progress toward achieving regulatory targeted adversely classified assets ratios

•	Bank capital ratios remain strong and exceed prescribed regulatory levels

Solon, OH - PVF Capital Corp. (Nasdaq: PVFC), the parent company of Park View Federal Savings Bank, announced a net loss of $2.6 million, or $0.10 basic and diluted loss per share, for the quarter ended June 30, 2011. This compares with a net loss of $2.7 million, or $0.11 basic and diluted loss per share, for the prior-year period. This brings the full-year fiscal 2011 results to a net loss of $9.7 million, or $0.38 per basic and diluted share, compared with net income of $1.4 million, or $0.11 basic and diluted earnings per share, for the prior year. The prior full-year results included a nonrecurring gain of $17.6 million on the extinguishment of debt.

Robert J. King, Jr., President and Chief Executive Officer commented, “Although we are operating at a loss, our pre-tax, pre-credit provision income continues to improve, indicating that we are making progress with our multi-year transformation strategy, even in a difficult economic environment. Over the past year, we have broadened our product offerings to generate revenue, enhance long-term profitable growth and strengthen our position in the marketplace as a community bank. We have expanded our commercial banking and small business lending capabilities and, within a few weeks, will introduce a completely new line of consumer and business products, including treasury management and private banking services. At the same time, we continue to selectively invest in experienced and capable talent that is acutely focused on diligently managing our business to eliminate problem assets and achieve our regulatory targets.”

Both net interest income and net interest margin improved for the quarter ended June 30, 2011. Net interest income for the period was $5.4 million, an increase of $421,000, or 8.4%, from the quarter ended March 31, 2011, and an increase of $161,000, or 3.0%, compared with the quarter ended June 30, 2010. The improvement in net interest income is largely attributable to the full quarter’s benefit related to a $50 million repurchase borrowing agreement that matured in late March 2011. This borrowing carried an interest rate of 4.99% and was settled using a portion of the Bank’s short-term cash and cash equivalents position. The increase in net interest income was achieved with a smaller balance sheet, which resulted in a higher net interest margin of 2.95%, compared with 2.58% and 2.55% for the quarters ended March 31, 2011, and June 30, 2010, respectively.

This improvement was achieved while maintaining a relatively high level of liquidity as part of the Company’s turnaround strategy and positioning for balance sheet diversification. The higher level of liquidity, although costly, is prudent to maintain as the Company reduces its level of problem assets and builds the appropriate product set and infrastructure to diversify its loan portfolio and revenue streams.

Non-interest income totaled $2.0 million for the quarter, an increase of $1.2 million over the fiscal 2011 third quarter and an increase of $1.6 million over the same period of the prior year, and was boosted by a $1.2 million gain on the sale of investment securities. Additionally, the Company realized a gain of $115,000 from its new Small Business Administration lending program on the sale of the guaranteed portion of loans originated. Income from mortgage banking activities increased $33,000 compared with the third quarter, but declined $490,000 from the prior-year period as the majority of mortgage lending activities in the current environment involve refinance and are highly correlated to interest rate movements and levels. Partially offsetting the non-interest income levels are losses and write-downs associated with other real estate owned, which totaled $515,000 in the current quarter compared with $339,000 in the third quarter and $1.3 million in the prior-year quarter.

Nonperforming Assets Continue to Decline

The Company continued to progress in its three-to-five-year plan to turn around the Bank by substantially recapitalizing the balance sheet, resolving the challenge of problem assets and building the infrastructure and culture to transform the core operations to a relationship-based commercial bank. During the quarter, nonperforming loans declined $2.2 million, or 4.2%, while other real estate owned declined $0.1 million, resulting in total nonperforming assets of $58.3 million. This compares with total nonperforming assets of $77.3 million at June 30, 2010, a decline of $19.4 million, or 25.0%, during the past year. The Company continued to move toward achieving the requirements of its regulatory order by reducing its level of classified assets to core capital plus general valuation allowance ratio to 69.0% at June 30, 2011, compared with 88.6% at the prior year end. The Company also reduced its level of classified assets plus special mention assets to core capital ratio plus general valuation allowance to 88.2%, compared with 117.3% a year ago. The requirements of the regulatory order for these ratios are 50% and 65%, respectively.

The provision for loan losses remained elevated and totaled $4.2 million for the quarter compared with $2.1 million and $3.9 million, respectively, for the quarters ended March 31, 2011, and June 30, 2010. A persistently difficult economic operating environment, along with the costs associated with problem asset disposition, continue to negatively impact problem asset valuations and impede the rate of problem asset resolution.

The allowance for loan losses at June 30, 2011, was $30.0 million or 5.20% of total loans. This compares with an allowance of $29.9 million, or 5.05%, and $31.5 million, or 5.09%, at March 31, 2011, and June 30, 2010, respectively. The allowance’s coverage of nonperforming loans continued to strengthen during the quarter to 59.6% at June 30, 2011, compared with 56.8% and 45.6% for the fiscal 2011 third quarter and prior-year quarter, respectively.

Non-interest expense for the period totaled $6.3 million for the current quarter compared with $6.6 million for the third quarter and $6.1 million for the year-ago quarter. The Company is successfully managing this expense level while investing in the infrastructure and personnel to expand the business lines as part of its transformation.

Pre-tax, pre-credit provision income improves

“Because of the economic environment, the velocity and magnitude for the resolution of the problem assets has been slower than desired, which has prevented our immediate return to profitability,” King said. One non-GAAP metric that management believes is useful in analyzing performance is pre-tax, pre-credit provision income, which adjusts earnings to exclude provision expense, credit related charges involving the valuation and disposition of other real estate owned, and securities gains or losses. In addition, earnings are adjusted for items identified by management to be outside of ordinary banking activities, and/or by items that, while they may be associated with ordinary banking activities, are so unusually large that their outsized impact is believed by management at the time to be infrequent or short-term in nature, which management believes may distort the Company’s underlying performance trends. The pre-tax, pre-credit provision income for fiscal 2011 was $4.5 million, which compared favorably with $1.6 million for the prior year.

A reconciliation of net earnings reported under generally accepted accounting principles to pre-tax, pre-credit provision income for the fiscal years ending 2011 and 2010 is as follows (dollars in millions):

	2011	2010
Net income (loss)	$(9.7)	$1.4
Federal income tax provision	0.1	0.7

Pretax income (loss)	(9.6)	2.1
Provision for loan losses	13.5	14.9
Loss/write-down on real estate owned	1.8	2.2
Securities gains	(1.2)	0.0
Less nonrecurring gains on cancellation of debt	0.0	(17.6)

Pre-tax, pre-credit provision income	$4.5	$1.6

The improvement in pre-tax, pre-credit provision income over the prior-year period was attributable to higher net interest income of $0.8 million and growth of non-interest income of $2.4 million, largely attributed to a $2.0 million increase in mortgage banking activities in the lower rate environment. Non-interest expense remained relatively flat.

Capital Ratios Exceed Regulatory Levels

The Bank’s capital ratios continue to exceed the levels prescribed under the regulatory order with the ratio of tier one (core) capital to adjusted total assets of 8.63% and the total risk-based capital to risk-weighted assets of 12.87%. The requirements under the regulatory order are 8.00% and 12.00%, respectively.

“As we enter our 2012 fiscal year, we feel good about the progress we have made over the past year in taking risk out of the organization and building for the future. We are in the early stages of a multi-year transformation, with an economy that is full of uncertainty. However, in fiscal 2012, we will continue to work down the level of problem assets, grow revenues and remain focused on driving our differentiated value proposition for customers and shareholders,” added King.

About PVF Capital Corp.

Park View Federal is a wholly-owned subsidiary of PVF Capital Corp. and operates 17 full-service offices located throughout the Greater Cleveland area. For additional information, visit our web site at www.parkviewfederal.com. PVF Capital Corp.’s common shares trade on the NASDAQ Capital Market under the symbol PVFC.

Use of Non-GAAP Financial Measures

This release included certain financial information determined by methods other than in accordance with generally accepted accounting principles in the United States (“GAAP”). One non-GAAP performance metric that management believes is useful in analyzing underlying performance trends is pre-tax, pre-credit provision income. This is the level of earnings adjusted to exclude the impact of:

•

provision expense and credit related charges involving the valuation and disposition of other real estate owned, which are excluded because its absolute level is elevated and volatile in times of economic stress;

•	available-for-sale and other securities gains/losses, which are excluded because in times of economic stress securities market valuations may also become particularly volatile; and

•

certain items identified by management to be outside of ordinary banking activities, and/or by items that, while they may be associated with ordinary banking activities, are so unusually large that their outsized impact is believed by management at the time to be infrequent or short-term in nature, which Management believes may distort the company’s underlying performance trends.

Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the comparable GAAP financial measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. While the Company believes that non-GAAP financial measures provide useful supplemental information to investors, there are very significant limitations associated with their use. Non-GAAP financial measures are not prepared in accordance with GAAP, may not be reported by all of the Company’s competitors and may not be directly comparable to similarly titled measures of the Company’s competitors due to potential differences in the exact methods of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

Cautionary Note on Forward-Looking Statements

This press release contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Act of 1995 or the Securities and Exchange Commission in its rules, regulations and releases. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectation regarding important risk factors including, but not limited to, interest rate changes, real estate values, continued softening in the economy, which could materially impact credit quality trends and the ability to generate loans, changes in the mix of the Company’s business, competitive pressures, changes in accounting, tax or regulatory practices or requirements and those risk factors detailed in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission. Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Company or any other person that results expressed therein will be achieved. This press release contains time-sensitive information that reflects management’s best analysis only as of the date of this document. The Company does not undertake an obligation to publicly update or revise any forward-looking statements to reflect new events, information or circumstances, or otherwise. Further information concerning issues that could materially affect financial performance related to forward-looking statements can be found in the Company’s periodic filings with the Securities and Exchange Commission.

# # #

PVF CAPITAL CORP.

CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

	June 30, 2011	June 30, 2010
	(unaudited)

ASSETS
Cash and amounts due from depository institutions	$19,138,325	$18,283,620
Interest-bearing deposits	130,153,080	111,759,326

Total cash and cash equivalents	149,291,405	130,042,946
Securities available for sale	8,946,674	20,149,149
Mortgage-backed securities available for sale	4,972,121	47,145,878
Loans receivable held for sale, net	9,392,389	8,717,592
Loans receivable, net of allowance of $29,996,893 and $31,519,466, respectively	547,282,037	587,405,644
Office properties and equipment, net	7,556,764	7,876,320
Real estate owned, net	7,972,753	8,173,741
Federal Home Loan Bank stock	12,811,100	12,811,100
Bank-owned life insurance	23,420,089	23,144,033
Prepaid expenses and other assets	15,409,502	14,118,127

Total assets	$787,054,834	$859,584,530

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Deposits	$652,571,835	$667,546,477
Note payable	1,152,778	1,259,444
Long-term advances from the Federal Home Loan Bank	35,000,000	35,000,000
Repurchase agreement	—	50,000,000
Advances from borrowers for taxes and insurance	11,212,923	4,930,327
Accrued expenses and other liabilities	15,835,317	17,605,257

Total liabilities	715,772,853	776,341,505

Stockholders’ equity
Serial preferred stock, none issued	—	—
Common stock, $.01 par value, 65,000,000 shares authorized; 26,142,443 and 26,114,943 shares issued, respectively	261,424	261,149
Additional paid-in capital	100,543,717	100,260,665
Retained earnings (accumulated deficit)	(24,788,778)	(15,097,658)
Accumulated other comprehensive income (loss)	(897,235)	1,656,016
Treasury stock at cost, 472,725 shares, respectively	(3,837,147)	(3,837,147)

Total stockholders’ equity	71,281,981	83,243,025

Total liabilities and stockholders’ equity	$787,054,834	$859,584,530

PVF CAPITAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2011	2010	2011	2010
Interest and dividends income
Loans	$7,098,127	$8,324,535	$30,214,747	$35,192,001
Mortgage-backed securities	401,955	574,661	1,749,216	2,537,522
Federal Home Loan Bank stock dividends	142,151	142,150	560,354	592,469
Securities	57,283	111,502	241,238	205,209
Fed funds sold and interest-bearing deposits	62,817	23,029	216,221	37,777

Total interest and dividends income	7,762,333	9,175,877	32,981,776	38,564,978

Interest expense
Deposits	2,062,707	3,005,411	9,247,128	14,353,734
Short-term borrowings	—	—	—	50
Long-term borrowings	269,729	901,419	2,913,075	3,617,118
Subordinated debt	—	—	—	574,499

Total interest expense	2,332,436	3,906,830	12,160,203	18,545,401

Net interest income	5,429,897	5,269,047	20,821,573	20,019,577
Provision for loan losses	4,150,000	3,918,000	13,540,000	14,928,000

Net interest income after provision for loan losses	1,279,897	1,351,047	7,281,573	5,091,577

Non-interest income
Service charges and other fees	202,600	206,720	694,547	714,455
Mortgage banking activities, net	836,917	1,327,041	6,615,079	4,603,043
Gain on sale of SBA loans	114,453	—	114,453	—
Increase in cash surrender value of bank-owned life insurance	66,661	76,465	276,056	250,019
Gain on sale of investment securities	1,232,112	—	1,232,112	23,871
Loss on real estate owned	(216,305)	(94,169)	(498,995)	(247,674)
Provision for real estate owned losses	(298,684)	(1,210,866)	(1,303,154)	(1,957,286)
Gain on the cancellation of subordinated debt	—	—	—	17,627,438
Other, net	65,508	82,688	807,689	521,838

Total non-interest income	2,003,262	387,879	7,937,787	21,535,704

Non-interest expense
Compensation and benefits	2,957,015	2,429,640	10,710,612	9,360,246
Office occupancy and equipment	454,548	606,734	2,471,196	2,577,334
Outside services	838,146	758,382	2,778,151	2,829,142
Federal deposit insurance premium	423,783	584,917	2,131,524	2,472,902
Real estate owned expense	739,232	690,972	2,945,405	3,087,571
Other	856,572	997,786	3,751,753	4,128,380

Total non-interest expense	6,269,296	6,068,431	24,788,641	24,455,575

Income (loss) before federal income taxes	(2,986,137)	(4,329,505)	(9,569,281)	2,171,706
Federal income tax provision	(416,893)	(1,582,400)	121,839	730,849

Net income (loss)	$(2,569,244)	$(2,747,105)	$(9,691,120)	$1,440,857

Basic earnings (loss) per share	$(0.10)	$(0.11)	$(0.38)	$0.11

Diluted earnings (loss) per share	$(0.10)	$(0.11)	$(0.38)	$0.11

FINANCIAL HIGHLIGHTS

	At or for the three months ended
(dollars in thousands except per share data)	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010
Balance Sheet Data:
Total assets	$787,055	$777,363	$826,701	$836,746	$859,585
Loans receivable	577,279	591,800	593,169	604,038	618,925
Allowance for loan losses	29,997	29,876	31,493	32,629	31,519
Loans receivable held for sale, net	9,392	5,848	11,278	15,151	8,718
Mortgage-backed securities available for sale	4,972	38,966	43,022	41,772	47,146
Cash and cash equivalents	149,291	89,481	130,961	130,706	130,043
Securities held to maturity	—	—	—	—	—
Securities available for sale	8,947	15,872	16,958	15,112	20,149
Deposits	652,572	647,251	628,995	644,635	667,546
Borrowings	36,153	36,179	86,206	86,233	86,259
Stockholders’ equity	71,282	74,671	77,654	82,233	83,243
Nonperforming loans (1)	50,347	52,564	58,216	71,100	69,565
Other nonperforming assets	7,973	8,083	8,764	6,891	8,174
Tangible common equity ratio	9.06%	9.61%	9.39%	9.83%	9.68%
Book value per share	$2.78	$2.91	$3.03	$3.21	$3.25
Common shares outstanding at period end	25,669,718	25,669,718	25,669,718	25,642,218	25,642,218

(1)	Nonperforming loan balances do not include net deferred loan origination fees of $86.

Operating Data:
Interest income	$7,762	$8,008	8,358	$8,853	$9,177
Interest expense	2,332	2,999	3,251	3,577	3,907

Net interest income before provision for loan losses	5,430	5,009	5,107	5,276	5,270
Provision for loan losses	4,150	2,090	4,500	2,800	3,918

Net interest income (loss) after provision for loan losses	1,280	2,919	607	2,476	1,352
Noninterest income	2,003	836	2,610	2,488	388
Noninterest expense	6,269	6,618	5,974	5,928	6,069

Income (loss) before federal income taxes	(2,986)	(2,863)	(2,757)	(964)	(4,329)
Federal income tax expense (benefit)	(417)	(69)	953	(346)	(1,582)

Net income (loss)	$(2,569)	$(2,794)	$(3,710)	$(618)	$(2,747)

Basic earnings (loss) per share	$(0.10)	$(0.11)	$(0.14)	$(0.02)	$(0.11)

Diluted earnings (loss) per share	$(0.10)	$(0.11)	$(0.14)	$(0.02)	$(0.11)

(1)	Includes $9.1 million gain related to exchange of PVF Capital Trust II trust preferred securities.

Performance Ratios:
Return on average assets	(1.31%)	(1.35%)	(1.78%)	(0.29%)	(1.24%)
Return on average equity	(14.10%)	(14.67%)	(18.29%)	(2.97%)	(12.96%)
Net interest margin	2.95%	2.58%	2.56%	2.62%	2.55%
Interest rate spread	2.86%	2.48%	2.41%	2.48%	2.44%
Efficiency ratio	93.82%	110.01%	79.29%	63.33%	87.17%
Stockholders’ equity to total assets (all tangible)	9.06%	9.61%	9.39%	9.83%	9.68%

Asset Quality Ratios:
Nonperforming assets to total assets	7.41%	7.80%	8.10%	9.32%	9.04%
Nonperforming loans to total loans	8.72%	8.88%	9.81%	11.77%	11.24%
Allowance for loan losses to total loans	5.20%	5.05%	5.31%	5.40%	5.09%
Allowance for loan losses to nonperforming loans	59.58%	56.84%	54.10%	45.89%	45.31%
Net charge-offs to average loans, annualized	2.73%	2.47%	3.64%	1.08%	1.68%

Park View Federal Regulatory Capital Ratios:
Ratio of tangible capital to adjusted total assets	8.63%	9.09%	8.84%	8.71%	8.63%
Ratio of tier one (core) capital to adjusted total assets	8.63%	9.09%	8.84%	8.71%	8.63%
Ratio of tier one risk-based capital to risk-weighted assets	11.60%	11.83%	12.16%	11.65%	11.56%
Ratio of total risk-based capital to risk-weighted assets	12.87%	13.10%	13.42%	12.92%	12.83%